[Slide 1]

                               [Ahold logo] Ahold

                             Full-Year 2002 Results

                              Analyst Presentation

[Ahold logo] Ahold                                                             1
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[Slide 2]

Today's Presentation

o    Opening Remarks - Anders Moberg, President and CEO

o    2002 Results Summary - Hannu Ryopponen, CFO

o    Review of Accounting Issues

o    Business Overview

o    Liquidity Overview

o    Q&A Session

[Ahold logo] Ahold                                                             2
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[Slide 3]

Audited 2002 Financials - A Major Milestone

o    Delivery of audited results fulfills major company obligation

o    Net loss for 2002 impacted by restatements, impairments and charges

o Priority on remedial actions, strengthened internal controls and corporate governance

o    Ahold continues to cooperate with outstanding external investigations

                Establishing a new, reliable reporting framework
                          for investors going forward

[Ahold logo] Ahold                                                             3
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[Slide 4]

Focus on Restoring Ahold's Health

o Good underlying performance in tough markets results in significant net cash from operating activities

o    Overall performance confirms need for improvement by:
     -    optimizing our portfolio
     -    simplifying our structure
     -    driving costs out of the system
     -    restoring the value of US Foodservice

o    Strategic & financial roadmap to be presented Mid October

                       Establishing a new foundation for
                        increasing free cash generation

[Ahold logo] Ahold                                                             4
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[Slide 5]

                               [Ahold logo] Ahold

                                 Hannu Ryopponen
                             Chief Financial Officer

[Ahold logo] Ahold                                                             5
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[Slide 6]

2002 Results Summary

o    Information on:
     -    the operating results of the business
     -    the impact of the accounting irregularities

o    Access to the unsecured tranche of our credit facilities

o Presentation and detailed overview of Dutch GAAP figures made public and available at www.ahold.com

o Opportunity to follow up with additional questions on Friday 3 October at 3 PM CET via conference call

[Ahold logo] Ahold                                                             6
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[Slide 7]

2002 Results Reflect Required Accounting Changes

o Net loss of Euro 1,208 million impacted by restatements, impairments and charges

o    Loss per share for FY 2002 Euro 1.34

o    Significant adjustments 2002, 2001, 2000

o    Joint ventures deconsolidated using equity method

o Impairment charges relating mainly to USF will have major impact on reconciliation to US GAAP

[Ahold logo] Ahold                                                            7
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[Slide 8]

Remedial Actions and Controls

o    Appointments of new senior management team and numerous executive changes

o    2002 accounts finalized & 2001 + 2000 restated

o    Exhaustive forensic investigations

o    Senior task force implementing required accounting practices and controls

o Ahold Internal Audit now reports directly to Audit Committee of the Supervisory Board and CEO

o    Chief Corporate Governance Officer established

[Ahold logo] Ahold                                                             8
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[Slide 9]

Financial Results Summary

(Euro mln)                                   2002           2001           2000
                                             ----           ----           ----

Net sales                                 62,683          54,213         40,833

Operating income                             239           1,911          1,635

Operating income before                    2,145           2,063          1,640
impairment, amortization of
goodwill and unusual loss

Net income                                (1,208)            750            920

Net cash from operating                    2,486           1,961          2,063

Shareholders equity                        2,609           5,496          2,352

Net debt                                  11,594          11,345          9,860

         Net debt = short and long term debt - loans receivable - cash

[Ahold logo] Ahold                                                             9
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[Slide 10]

Operating Results Summary

Sales                                        2002           2001           2000
-----                                        ----           ----           ----

US Retail (USD)                            26,251         23,201         20,937

US Foodservice (USD)                       17,435         12,133          5,952

Europe (Euro)                              13,690         13,021         10,155

South America (Euro)                        2,143          1,274            810

Asia (Euro)                                   458            400            402

Other (Euro)                                   48             44             48
------------                                   --             --             --

Total (Euro)                               62,683         54,213         40,833

[Ahold logo] Ahold                                                            10
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[Slide 11]

Operating Results Summary

Operating margin*                            2002           2001           2000
-----------------                            ----           ----           ----

US Retail (USD)                              5.4%           5.3%           4.6%

US Foodservice (USD)                         1.7%           0.9%           1.6%

Europe (Euro)                                2.2%           2.9%           3.2%

South America (Euro)                        (0.3%)          4.4%           6.3%

Asia (Euro)                                 (6.8%)         (5.0%)         (7.4%)

Other (Euro)                               112.5%         301.1%         304.0%
------------                               ------         ------         ------

Total (Euro)                                 3.4%           3.8%           4.0%

* Operating income before impairment, amortization of goodwill and unusual loss as a % of sales

[Ahold logo] Ahold                                                            11
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[Slide 12]

Next Steps

o    Publication of Form 20-F                               week commencing
                                                            Oct. 6, 2003

o    H1 2003 results +
     Strategic & financial plan                             Mid Oct, 2003

[Ahold logo] Ahold                                                            12
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[Slide 13]

                              REVIEW OF ACCOUNTING
                                     ISSUES

[Ahold logo] Ahold                                                            13
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[Slide 14]

Accounting Issues*

o    Consolidation of joint ventures
o    Vendor allowances
o    Acquisition accounting
o    Reserves, allowances and provisions
o    Real estate transactions
o    Impairments
o    Other accounting issues

* Relate to Dutch GAAP financial statements only

[Ahold logo] Ahold                                                            14
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[Slide 15]

Deconsolidation of Joint Ventures

     Impact on (Euro mln):                                  2001           2000
     ---------------------                                  ----           ----
     Sales to third parties                             (12,198)       (10,580)
     Operating earnings                                    (405)          (367)
     Net earnings                                            (5)           (10)
     Shareholders' equity                                      -

[Ahold logo] Ahold                                                            15
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[Slide 16]

Vendor Allowances

     Impact on (Euro mln):                                  2001           2000
     ---------------------                                  ----           ----
     Net sales                                              (80)           (44)
     Operating earnings                                    (299)          (148)
     Net earnings                                          (215)          (103)
     Shareholders' equity                                  (418)

[Ahold logo] Ahold                                                            16
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[Slide 17]

Acquisition Accounting

     Impact on (Euro mln):                                  2001           2000
     ---------------------                                  ----           ----
     Net earnings                                           (36)            (8)
     Shareholders' equity                                    71

[Ahold logo] Ahold                                                            17
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[Slide 18]

Real Estate Transactions

     Impact on (Euro mln):                                  2001           2000
     ---------------------                                  ----           ----
     Net earnings                                              2           (26)
     Shareholders' equity                                    (44)

[Ahold logo] Ahold                                                            18
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[Slide 19]

Reserves, Allowances and Provisions

o    Inadequate documentation to support these entries
o    Entries prior to 2002

     Impact on (Euro mln):                                  2001           2000
     ---------------------                                  ----           ----
     Net earnings                                           (33)           (38)
     Shareholders' equity                                  (105)

[Ahold logo] Ahold                                                            19
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[Slide 20]

Long-lived Assets and Goodwill

o    Impairments under Dutch GAAP

o    Impairments 2002
     -    US Retail                     Euro 128 mln
     -    Europe Other                  Euro 898 mln
     -    Latin America                 Euro 253 mln
     -    Other                         Euro   2 mln

[Ahold logo] Ahold                                                            20
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[Slide 21]

                                BUSINESS OVERVIEW

[Ahold logo] Ahold                                                            21
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[Slide 22]

US Retail

o    Competitive environment

o    Positive identical sales growth

o    Improved market share in most markets

o    Bruno's integration in Ahold USA

o    Improvement in working capital

[Graph representing the following information:

Year                Total third party sales                 EBITA* % of sales
----                -----------------------                 -----------------

2000                     20.937                                    4,6

2001                     23.201                                    5,3

2002                     26.252                                    5,4]

in $ mln            2001 (% of sales)        Growth            2002 (% of sales)
                    ----                     ------            ----
Sales             23.201                     13,2%           26.252
EBITA*             1.239     5,3%            14,8%            1.422     5,4%

*excl. goodwill and exceptional items

[Ahold logo] Ahold                                                            22
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[Slide 23]

US Foodservice

o    Alliant integration

o    Difficult trading conditions

o    Profitability needs to be improved

o    Management team changed
     -    new CEO expected to be announced in near future

o    2003 - 2005 focus on restoring value

[Graph representing the following information:

Year                Total third party sales                 EBITA* % of sales
----                -----------------------                 -----------------

2000                       5.952                                   1,6

2001                      12.133                                   0,9

2002                      17.435                                   1,7]

in $ mln            2001 (% of sales)        Growth            2002 (% of sales)
                    ----                     ------            ----
Sales             12.133                     43,7%           17.435
EBITA*               114     0,9%            156,1%             292     1,7%

*excl. goodwill and exceptional items

[Ahold logo] Ahold                                                            23
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[Slide 24]

Europe

o    Solid performance in the Netherlands, Scandanavia and Portugal

o    Mixed performance in Central Europe

o    Results in Spain unsatisfactory

[Graph representing the following information:

Year                Total third party sales                 EBITA* % of sales
----                -----------------------                 -----------------

2000                      10.155                                   3,2

2001                      13.021                                   2,9

2002                      13.692                                   2,2]

in EUR mln          2001 (% of sales)        Growth            2002 (% of sales)
                    ----                     ------            ----
Sales             13.021                      5,2%           13.692
EBITA*               380     2,9%            -19,7%             305     2,2%

*excl. goodwill and exceptional items

[Ahold logo] Ahold                                                            24
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[Slide 25]

Latin America

o    Divestments

o    Inflationary environment

o    Strong performance at CARHCO

[Graph representing the following information:

Year                Total third party sales                 EBITA* % of sales
----                -----------------------                 -----------------

2000                          811                                  6,3

2001                        1.274                                  4,4

2002 `                      2.143                                 -0,3]

in EUR mln          2001 (% of sales)        Growth            2002 (% of sales)
                    ----                     ------            ----
Sales              1.274                     68,3%            2.143
EBITA*               56      4,4%           -110,1%             -6     -0,3%

*excl. goodwill and exceptional items

[Ahold logo] Ahold                                                            25
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[Slide 26]

Asia Pacific


o    Malaysia and Indonesia divested in 2003

o    Sales improvement in Thailand and Indonesia

[Graph representing the following information:

Year                Total third party sales                 EBITA* % of sales
----                -----------------------                 -----------------

2000                          402                                -7,4

2001                          400                                -5,0

2002                          458                                -6,8]

in EUR mln          2001 (% of sales)        Growth            2002 (% of sales)
                    ----                     ------            ----
Sales                400                     14,6%             458
EBITA*               -20     5,0%           -55,2%             -31      -6,8%

*excl. goodwill and exceptional items

[Ahold logo] Ahold                                                            26
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[Slide 27]

                               LIQUIDITY OVERVIEW

[Ahold logo] Ahold                                                            27
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[Slide 28]

Cashflow (in Euro mln)

                                             2002           2001           2000
                                             ----           ----           ----

Cashflow from Operations                    2,486          1,961          2,063

Cashflow from Investments                  -2,593         -4,565         -9,197
  of which capex                           -2,160         -2,459         -1,890

Cashflow from Financing                      -504          3,063          7,353

Net Change in Cash                           -611            459            219

[Ahold logo] Ahold                                                            28
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[Slide 29]

Investments in tangible fixed assets

x mln EUR                                    2002           2001           2000
---------                                    ----           ----           ----

Royal Ahold                                 2.321          2.737          2.056

US Retail                                   1.420          1.699          1.454

US Foodservice                                118            115             30

Europe                                        461            561            362

Latin America                                  96             84             71

Asia Pacific                                   30             26             18

Other activities                              196            252            121

[Ahold logo] Ahold                                                            29
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[Slide 30]

Divestments

x mln EUR                                    2002           2001           2000
---------                                    ----           ----           ----

Royal Ahold                                  -544           -977           -290

[Ahold logo] Ahold                                                            30
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[Slide 31]

Net debt

x mln EUR                                    2002           2001           2000
---------                                    ----           ----           ----

Long-term debt excl subordinated debt        9.526         10.723          8.201
Short-term borrowings                        2.370          1.226          1.599
Subordinated debt                            1.011          1.780          1.780
Interest bearing liabilities                12.907         13.729         11.579

Loans rec. from uncons. jv & associates        194            479            387
Other issued loans                             117            192            202
Interest bearing receivables                     0             15              0
Cash and short-term investments              1.002          1.698          1.130
Interest bearing assets                      1.313          2.384          1.720

Net debt                                    11.594         11.345          9.859

Net debt = short and long term debt - loans receivable - cash

[Ahold logo] Ahold                                                            31

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[Slide 32]

                        Debt Repayment Schedule 2003-2005
                                                                   In Euro 1 mln

o    2003
     -    September 30, 3% Convertible subordinated note                 678.100
     -    Q4, Other small debt repayments                                 20.000

o    2004
     -    total repayments                                                55.777

o    2005
     -    May 19, 4% Convertible subordinated note                       920.000
     -    June 8, 6,375% USD bond issued by Ahold Finance USA          1.234.304
     -    September 14, floating rate CZK note                            95.587
     -    September 22, Bompreco USD loan                                 21.781
     -    December 19, 5,875% Subordinated loan                           90.756
     -    Other small debt repayments                                    168.031

[Ahold logo] Ahold                                                            32
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[Slide 33]

                                    APPENDIX

[Ahold logo] Ahold                                                            33
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[Slide 34]

Additional Information

Investor Relations

     o    Henk Jan ten Brinke
          Siger Spaans

     o    +31 75 659 5828
     o    investor.relations@ahold.com
     o    www.ahold.com

[Ahold logo] Ahold                                                            34
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[Slide 35]

Rolling NWC Days

                                           Q4 2001   Q1 2002   Q2 2002   Q3 2002   Q4 2002

Roll. inventories/ daily cogs                 33,0      33,0      33,2      33,2      32,6

Roll. trade acc. rec. / daily sales            8,4       8,3       8,2       8,1       7,7

Roll. cash-on-hand / daily sales               2,1       2,2       2,4       2,5       2,4

Roll. acc. pay. merchandise / daily cogs     -31,0     -30,7     -30,9     -31,2     -30,4

Rolling Other WC / daily sales                -6,9      -7,3      -7,9      -8,2      -8,0

Roll. NWC excl. Other cash / daily sales       5,1       4,9       4,4       3,8       3,8

Roll. Other Cash & Cash inv. / daily sls       8,5       8,0       7,8       5,1       3,6

Roll. Net work. cap. / daily sales            13,6      12,9      12,2       8,9       7,4

*Adjusted for the impact of currency fluctuations

[Ahold logo] Ahold                                                            35
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[Slide 36]

Rolling NWC Days per Region*

                             Q4 2001   Q1 2002   Q2 2002   Q3 2002   Q4 2002

Royal Ahold                      5,1       4,9       4,4       3,8       3,8

US Retail                        4,8       4,7       4,8       4,4       4,6

US Foodservice                  13,8      12,7      12,1      11,1      11,8

Europe                           1,4       1,5       0,6       0,3       0,0

Latin America                   43,2      44,1      36,9      28,0      17,4

Asia Pacific                    -3,3      -2,5      -0,6       0,4       2,7

*excl. Other Cash. Adjusted for the impact of currency fluctuations

[Ahold logo] Ahold                                                            36
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[Slide 37]

Forward-Looking Statements

Certain statements contained in this presentation are "forward-looking statements" within the meaning of the U.S. federal securities laws. We intend that these statements be covered by the safe harbors created under these laws. Those statements include, but are not limited to:

o expectations regarding our financial condition and prospects, our access to liquidity, the sufficiency of our working capital and the sufficiency of our new bank facility, as well as to the timing and amounts of certain payments thereunder and the sources of funds available for such payments;
o statements regarding the timing, scope and impact of certain divestments and acquisitions, including our intentions with regards to U.S. Foodservice;
o statements as to the expected impact of changes in accounting standards, including International Financial Reporting Standards;
o statements regarding the extent of our obligations under certain contingent liabilities.

These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the information set forth in any forward-looking statements include, but are not limited to:

o our liquidity needs exceeding expected levels and amounts available under our credit facilities;
o    our ability to maintain normal terms with vendors and customers;
o our ability to implement successfully our cash flow and debt reduction plan, as well as our divestment program, in particular our ability to refinance our credit facilities maturing in fiscal 2004;
o the effect of general economic conditions and changes in interest rates in the countries in which we operate;
o diversion of management's attention, the loss of key personnel, the integration of new members of management, and our ability to attract and retain key executives and associates;
o increases in competition in the markets in which our subsidiaries and partnerships operate and changes in marketing methods utilized by competitors;
o The potential adverse impact of certain joint venture options, if exercised, on our liquidity and cash flow;
o fluctuations in exchange rates between the Euro and the other currencies in which our assets, liabilities and operating results are denominated, in particular, the US dollar
o the results of the litigations to which we and certain of our directors, officers and employees are currently a party;
o    the actions of government regulators and law enforcement agencies;
o    any downgrading of our credit rating;
o the potential adverse impact of the disclosure in this annual report on our results of operations and liquidity; and
o    the other factors discussed elsewhere in this presentation.

Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this annual report. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this annual report or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

[Ahold logo] Ahold                                                            37
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[Slide 38]

                               [Ahold logo] Ahold

[Ahold logo] Ahold                                                            38